                                                                      EXHIBIT 12

                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                         SEPTEMBER 30,                      SEPTEMBER 30,
                                                 -----------------------------      -----------------------------
                                                     1998              1997            1998               1997
                                                 -----------       -----------      -----------       -----------
DETERMINATION OF RATIO OF EARNINGS TO
   FIXED CHARGES:

(Loss) earnings before income taxes and
   extraordinary charge                          $(2,391,939)      $   898,546      $(6,384,334)      $ 4,307,581

Fixed charges
   Amortization of deferred financing costs          251,980                            580,415
   Interest expense                                3,258,101           737,978        7,650,415         2,295,565
                                                 -----------       -----------      -----------       -----------
Earnings before fixed charges                      1,118,142         1,636,524        1,846,496         6,603,146

Fixed charges
   Amortization of deferred financing costs          251,980                            580,415
   Interest expense                                3,258,101           737,978        7,650,415         2,295,565
                                                 -----------       -----------      -----------       -----------
Total fixed charges                                3,510,081           737,978        8,230,830         2,295,565

Ratio of earnings to fixed charges                     0.32X             2.22X            0.22X             2.88X
                                                 ===========       ===========      ===========       ===========

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